Calculation of Filing Fee Tables
S-8
Phillips 66
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.01 par value per share	Other	12,500,000	$ 140.63	$ 1,757,875,000.00	0.0001381	$ 242,762.54
2	Equity	Common stock, $0.01 par value per share	Other	500,000	$ 140.63	$ 70,315,000.00	0.0001381	$ 9,710.50
Total Offering Amounts:						$ 1,828,190,000.00		$ 252,473.04
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 252,473.04
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of common stock, par value $0.01 per share (the "Common Stock") of Phillips 66 (the "Registrant") that become issuable under the Phillips 66 Savings Plan (as amended, the "Savings Plan") and the Phillips 66 U.K. Share Incentive Plan (as amended, the "U.K. Plan"). In addition, pursuant to Rule 416(c) of the Securities Act, the Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. The offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Common Stock, as quoted on The New York Stock Exchange, on December 15, 2025.

[2]	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A